UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2012

Apricus Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, California	92130

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 222-8041

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 18, 2012, the Compensation Committee of the Board of Directors of Apricus Biosciences, Inc. (the “Company”) approved (i) annual increases in the base salaries for those officers identified below, (ii) the payment of annual cash bonus awards for fiscal 2012 for the same officers and (iii) option grants for the same officers, each with a four year vesting period and an exercise price set at the closing price of the Company’s common stock on the date of grant. Salary increases will be effective as of January 1, 2013

Name	Title	New Salary	Bonus Payment	Option Grant
Steven Martin(1)	Interim Chief Executive Officer and Chief Financial Officer	$305,000	$48,787	75,000
Randy Berholtz	Executive Vice President, General Counsel and Secretary	$268,060	$37,116	55,000
Edward Cox	Vice President, Corporate Development and Investor Relations	$183,000	$25,920	27,500

(1)	In addition to the compensation shown in this table, the Compensation Committee also approved special monthly compensation for Mr. Martin’s service as Interim CEO of $10,000 per month and a monthly grant of options to purchase 2,500 shares, which options will be fully vested on the date of grant.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 18, 2012, the Board of Directors of the Company approved the Fourth Amended and Restated Bylaws of the Company. The Bylaws reflect updates made to comply with changes to the Nevada Corporation Law and to otherwise modernize the Bylaws, including, without limitation, the following:

(i)	update the provisions for stockholder meetings, including regarding notice, organization of meetings, voting and actions by written consent;
(ii)	update the provisions regarding shareholder proposals and nominations;
(iii)	update the provisions regarding director vacancies and director votes at meetings;
(iv)	update the provisions regarding officers of the company; and
(v)	update the provisions regarding officer and director indemnification.

The description of the Bylaws set forth herein is qualified in its entirety by reference to the full text of such Bylaws, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 20, 2012	Apricus Biosciences, Inc.

	By:	/s/ RANDY BERHOLTZ
Randy Berholtz
Executive Vice President, General Counsel and Secretary